                               STRUTHERS INDUSTRIES, INC.
                                 Form 8-K Exhibit(b)(3)
                           PRO FORMA STATEMENT OF OPERATIONS
                              YEAR ENDED DECEMBER 31, 1995

                                              Historical        Deletion of                            Pro forma
                                              Financial         Chemical Dye        Pro forma          Financial
                                              Statement           Segment          Adjustments         Statements
                                              ---------           -------          -----------         ----------
SALES AND REVENUES                          $  1,623,694                                              $  1,623,694
COST OF SALES                                  1,563,933                                                 1,563,933
                                            ------------        -----------        -----------        ------------
GROSS PROFIT                                      59,761                --                 --               59,761
                                                                                                               --
OTHER EXPENSES (INCOME):                            --                                                         --
Selling, general and administrative            1,527,432                                                 1,527,432
Interest expense                                  61,117                                                    61,117
Settlement expense                             3,750,000                                                 3,750,000
Write-down of certain assets                   1,019,634                                                 1,019,634
Loss on sale of equity securities                 28,391                                                    28,391
Interest and other income                       (166,130)                             (300,000)           (466,130)
                                            ------------        -----------        -----------        ------------
                                               6,220,444                --            (300,000)          5,920,444
                                            ------------        -----------        -----------        ------------
Earnings (loss) before income taxes           (6,160,683)               --             300,000          (5,860,683)
Income tax expense (benefit)                   1,208,000                                                 1,208,000
                                            ------------        -----------        -----------        ------------
                                              (7,368,683)               --             300,000          (7,068,683)
Discontinued operations                           20,069             20,069                                     --
                                            ============        ===========        ===========        ============
NET EARNINGS (LOSS)                         $( 7,348,614)       $    20,069        $   300,000        $( 7,068,683)
                                            ============        ===========        ===========        ============

Net earnings (loss) per common share:
Primary                                     $      (0.70)                                             $      (0.67)
                                            ============                                              ============
Weighted average shares outstanding           10,544,211                                                10,544,211
                                            ============                                              ============

The pro forma adjustment represents interest income from the $4,000,000 note for which the chemical dye segment was assumed to have been sold as of the beginning of the fiscal year.